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Securities and Exchange Commission
February 12, 1997

                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Ascend Communications, Inc. on Form S-3 of our report dated November 7, 1995 relating to the financial statements of NetStar, Inc. as of September 30, 1994 and 1995 and for each of the years in the period ended September 30, 1995 included in the Form S-4 of Ascend Communications, Inc. filed on July 11, 1996.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche
---------------------------
    Deloitte & Touche LLP

Minneapolis, Minnesota
February 12, 1997